Exhibit 99.1

Bruker Reports Third Quarter 2022 Financial Results

•
Q3 2022 reported revenue growth of 4.9% year-over-year (yoy); organic revenue growth of 12.7%
•
Q3 2022 GAAP operating margin 20.6%; non-GAAP operating margin 22.4%, up 180 basis points yoy
•
Q3 2022 GAAP EPS $0.59; non-GAAP EPS $0.66, up 4.8% yoy
•
Given strong year-to-date performance and high backlog, Bruker is raising its FY 2022 guidance for organic revenue growth and non-GAAP operating margin expansion

BILLERICA, Massachusetts – November 3, 2022– Bruker Corporation(Nasdaq: BRKR) today announced financial results for its third quarter and for the nine months ended September 30, 2022.

Third Quarter 2022 Financial Results

Bruker’s revenues for the third quarter of 2022 were $638.9 million, an increase of 4.9% compared to $608.9 million in the third quarter of 2021. In the third quarter of 2022, revenues increased 12.7% organically year-over-year. Growth from acquisitions was 1.2%, while foreign currency translation had a negative effect of 9.0%.

Third quarter 2022 Bruker Scientific Instruments (BSI) revenues of $582.3 million increased 4.8% year-over-year, with organic revenue growth of 12.0%. Third quarter 2022 Bruker Energy & Supercon Technologies (BEST) revenues of $59.3 million increased 4.0% year-over-year, with organic revenue growth, net of intercompany eliminations, of 20.3%.

Third quarter 2022 GAAP operating income was $131.3 million, an increase of 16.0% compared to $113.2 million in the third quarter of 2021, representing GAAP operating margins of 20.6% and 18.6%, respectively. Non-GAAP operating income was $143.2 million in the third quarter of 2022, an increase of 14.2% compared to $125.4 million in the third quarter of 2021. Bruker’s third quarter 2022 non-GAAP operating margin was 22.4%, an increase of 180 basis points (bps) compared to 20.6% in the third quarter of 2021. The increase was primarily due to higher gross margins resulting from differentiated, high-value products and operating leverage.

Third quarter 2022 GAAP diluted earnings per share (EPS) were $0.59 compared to $0.57 in the third quarter of 2021. Third quarter 2022 non-GAAP diluted EPS were $0.66, an increase of 4.8% compared to $0.63 in the third quarter of 2021.

First Nine Months of 2022 Financial Results

For the first nine months of 2022, Bruker’s revenues were $1.822 billion, an increase of 5.1% from $1.734 billion in the first nine months of 2021. In the first nine months of 2022, revenues increased 10.7% organically year-over-year. Growth from acquisitions was 1.3%, while foreign currency translation had a negative effect of 6.9%.

In the first nine months of 2022, BSI revenues of $1.654 billion increased 4.8% compared to first nine months of 2021, including organic growth of 9.9%. First nine months 2022 BEST revenues of $178.2 million increased 7.3% year-over-year with organic growth, net of intercompany eliminations, of 18.7%.

In the first nine months of 2022, GAAP operating income was $301.7 million, up 4.8% compared to $287.9 million in the first nine months of 2021, representing GAAP operating margins of 16.6% in both periods. Non-GAAP operating income in the first nine months of 2022 was $356.7 million, up 9.3% compared to $326.4 million in the first nine months of 2021. Bruker’s non-GAAP operating margin in first nine months of 2022 was 19.6%, an increase of 80 bps compared to 18.8% in the first nine months of 2021. The operating margin expansion in the first nine months of 2022 was primarily driven by 160 bps of non-GAAP gross margin improvement year-over-year, which was partially offset by planned Project Accelerate 2.0 R&D and SG&A expense investments.

First nine months of 2022 GAAP diluted EPS was $1.33, compared to $1.32 in the first nine months of 2021. First nine months 2022 non-GAAP diluted EPS was $1.60, up 6.0% compared to $1.51 in the first nine months of 2021.

A reconciliation of non-GAAP to GAAP financial measures is provided in the tables accompanying this press release.

Frank H. Laukien, President and CEO of Bruker, commented: “Bruker had a solid first nine months of 2022, with 10.7% organic revenue growth, 160 bps non-GAAP gross margin expansion and 80 bps non-GAAP operating margin expansion year-over-year, despite continued supply chain and geopolitical challenges. Robust demand for our differentiated, high-performance products and solutions drove double-digit year-over-year organic growth in BSI new order bookings in the first nine months of 2022".

He continued: "With our strong year-to-date performance, we are increasing our fiscal year 2022 guidance for organic revenue growth and non-GAAP operating margin expansion, while maintaining our non-GAAP EPS guidance. We also believe that our well-performing Project Accelerate 2.0 high growth / high margin initiatives, as well as our strong backlog builds resiliency for Bruker in 2023 and beyond.”

Raised Fiscal Year 2022 Financial Outlook

Bruker is increasing its FY 2022 organic revenue growth guidance, while lowering reported revenue growth guidance to account for stronger foreign currency headwinds. For FY 2022, Bruker now expects 1.5% to 3.5% year-over-year reported revenue growth, including:

•
organic revenue growth of 8% to 10%, up from prior guidance of 7% to 9% organic growth
•
M&A revenue contributions of approximately 1.5%, with no change from prior guidance
•
foreign currency translation headwinds of approximately 8% versus prior guidance of 6%

Bruker now expects FY 2022 non-GAAP operating margin expansion of 60 bps to 90 bps year-over-year, up from our prior guidance of 30 bps to 60 bps, all compared to our 19.4% non-GAAP operating margin in FY 2021.

Bruker continues to expect FY 2022 non-GAAP EPS of $2.29 to $2.33, unchanged from prior guidance, which represents a 9% to 11% non-GAAP EPS increase compared to FY 2021.

Bruker’s organic revenue growth, non-GAAP operating margin expansion and non-GAAP EPS guidance for FY 2022 are based on foreign exchange rates as of September 30, 2022.

For the Company’s outlook for FY 2022, organic revenue growth, non-GAAP operating margin and non-GAAP EPS, we are not able to provide without unreasonable effort the most directly comparable GAAP financial measures, or reconciliations to such GAAP financial measures on a forward-looking basis. Please see “Use of Non-GAAP Financial Measures” below for a description of items excluded from our expected non-GAAP operating margin and non-GAAP EPS.

Quarterly Earnings Call

Bruker will host a conference call and webcast to discuss its financial results, business outlook, and related corporate and financial matters today, November 3, 2022, at 8:30 a.m. Eastern Daylight Time. To listen to the webcast, investors can go to https://ir.bruker.com and click on the “Q3 2022 Earnings Webcast” hyperlink. A slide presentation that will be referenced during the webcast will be posted to our Investor Relations website shortly before the webcast begins. Investors can also listen to the earnings webcast via telephone by dialing 1-888-437-2685 (US toll free) or +1-412-317-6702 (international) and referencing “Bruker’s Third Quarter 2022 Earnings Conference Call.” A telephone replay of the conference call will be available by dialing 1-877-344-7529 (US toll free) or +1-412-317-0088 (international) and entering replay access code: 2541704. The replay will be available beginning one hour after the end of the conference call through December 3, 2022.

About Bruker Corporation (Nasdaq: BRKR)

Bruker is enabling scientists to make breakthrough discoveries and develop new applications that improve the quality of human life. Bruker’s high-performance scientific instruments and high-value analytical and diagnostic solutions enable scientists to explore life and materials at molecular, cellular and microscopic levels. In close cooperation with our customers, Bruker is enabling innovation, improved productivity and customer success in life science molecular and cell biology research, in applied and pharma applications, in microscopy and nanoanalysis, as well as in industrial applications. Bruker offers differentiated, high-value life science and diagnostics systems and solutions in preclinical imaging, clinical phenomics research, proteomics and multiomics, spatial and single-cell biology, functional structural and condensate biology, as well as in clinical microbiology and molecular diagnostics. For more information, please visit: www.bruker.com.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (GAAP), we use the following non-GAAP financial measures: non-GAAP gross profit; non-GAAP gross profit margin; non-GAAP operating income; non-GAAP operating profit; non-GAAP operating margin; non-GAAP SG&A expense; non-GAAP Interest and Other Income (Expense), net, non-GAAP profit before tax; non-GAAP tax rate; non-GAAP net income and non-GAAP diluted earnings per share. These non-GAAP measures exclude costs related to restructuring actions, acquisition and related integration expenses, amortization of acquired intangible assets and other non-operational costs.

We also may refer to organic revenue growth or decline, free cash flow or use, and return on invested capital, which are also non-GAAP financial measures. We define the term organic revenue as GAAP revenue excluding the effect of changes in foreign currency translation rates and the effect of acquisitions and divestitures, and believe it is a useful measure to evaluate our continuing business. We define free cash flow as net cash provided by operating activities less additions to property, plant, and equipment. We believe free cash flow is a useful measure to evaluate our business because it indicates the amount of cash generated after additions to property, plant, and equipment that is available for, among other things, acquisitions, investments in our business, repayment of debt and return of capital to shareholders. We define return on invested capital (ROIC) as non-GAAP operating profit after income tax divided by average total capital, which we define as debt plus equity minus cash and cash equivalents. We believe ROIC is an important measure of how effectively the Company invests its capital.

The presentation of these non-GAAP financial measures is not intended to be a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP and may be different from non-GAAP financial measures used by other companies, and therefore, may not be comparable among companies. We believe these non-GAAP financial measures provide meaningful supplemental information regarding our performance; however, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included in the accompanying tables, and not to rely on any single financial measure to evaluate our business. Specifically, management believes that the non-GAAP measures mentioned above provide relevant and useful information which is widely used by analysts, investors and competitors in our industry, as well as by our management, in assessing both consolidated and business unit performance.

We use these non-GAAP financial measures to evaluate our period-over-period operating performance because our management believes this provides a more comparable measure of our continuing business by adjusting for certain items that are not reflective of the underlying performance of our business. These measures may also be useful to investors in evaluating the underlying operating performance of our business and forecasting future results. We regularly use these non-GAAP financial measures internally to understand, manage, and evaluate our business results and make operating decisions. We also measure our employees and compensate them, in part, based on certain non-GAAP measures and use this information for our planning and forecasting activities.

Additional information relating to the non-GAAP financial measures used in this press release and reconciliations to the most directly comparable GAAP financial measures are provided in the tables accompanying this press release following our GAAP financial statements.

With respect to our outlook for 2022 non-GAAP organic revenue, non-GAAP operating margin, non-GAAP EPS and non-GAAP tax rate, we are not providing the most directly comparable GAAP financial measures or corresponding reconciliations to such GAAP financial measures on a forward-looking basis, because we are unable to predict with reasonable certainty certain items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. Our expected non-GAAP organic revenue, operating margin, tax rate and EPS ranges exclude primarily the future impact of restructuring actions, unusual gains and losses, acquisition-related expenses and purchase accounting fair value adjustments. These reconciling items are uncertain, depend on various factors outside our management’s control and could significantly impact, either individually or in the aggregate, our future period operating margins, EPS and tax rate calculated and presented in accordance with GAAP.

Forward-Looking Statements

Any statements contained in this press release which do not describe historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our fiscal year 2022 financial outlook, our outlook for reported revenue growth, organic revenue growth, non-GAAP operating margin, non-GAAP EPS and non-GAAP tax rate; management’s expectations for the impact of foreign currency and acquisitions, and for future financial and operational performance and business outlook; future economic conditions; the duration and impact of supply chain and geopolitical challenges; strategic investments; and statements found under the “Use of Non-GAAP Financial Measures” section of this release. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those indicated, including, but not limited to, risks and uncertainties relating to the length and severity of the COVID-19 pandemic, the impact of the pandemic on global economic conditions, the length and severity of any resulting recession, the impact of supply chain challenges, including inflationary pressures, the impact of geopolitical tensions and any resulting sanctions, including any reduction in natural gas exports from Russia resulting from its ongoing conflict with Ukraine and resulting market disruptions, such as higher prices for and reduced availability of key metals used in our products, continued volatility in the capital markets, the integration and assumption of liabilities of businesses we have acquired or may acquire in the future, our restructuring and cost-control initiatives, changing technologies, product development and market acceptance of our products, the cost and pricing of our products, manufacturing and outsourcing, competition, dependence on collaborative partners, key suppliers and third party distributors, capital spending and government funding policies, changes in governmental regulations, intellectual property rights, litigation, exposure to foreign currency fluctuations, the impact of foreign currency exchange rates, our ability to service our debt obligations and fund our anticipated cash needs, the effect of a concentrated ownership of our common stock, loss of key personnel, payment of future dividends and other risk factors discussed from time to time in our filings with the Securities and Exchange Commission, or SEC. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2021, as may be updated by our quarterly reports on Form 10-Q. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by law.

-tables follow-

Contact:

Justin Ward

Sr. Director, Investor Relations & Corporate Development

Bruker Corporation

T: +1 (978) 663–3660, ext. 1479

E: Investor.Relations@bruker.com

Bruker Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in millions)

	September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$626.2	$1,068.2
Short-term investments	—	100.0
Accounts receivable, net	421.3	416.9
Inventories	749.5	710.1
Assets held for sale	—	4.4
Other current assets	239.6	172.2
Total current assets	2,036.6	2,471.8
Property, plant and equipment, net	421.5	406.1
Goodwill, intangibles, net and other long-term assets	878.8	772.1
Total assets	$3,336.9	$3,650.0

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$17.0	$112.4
Accounts payable	157.7	147.4
Customer advances	175.5	197.5
Other current liabilities	514.4	481.2
Total current liabilities	864.6	938.5
Long-term debt	1,136.8	1,221.8
Other long-term liabilities	381.8	404.9

Redeemable noncontrolling interests	5.7	0.2

Total shareholders’ equity	948.0	1,084.6
Total liabilities, redeemable noncontrolling interests and shareholders’ equity	$3,336.9	$3,650.0

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$638.9	$608.9	$1,822.3	$1,734.4
Cost of revenue	303.6	300.2	882.5	866.4
Gross profit	335.3	308.7	939.8	868.0
Operating expenses:
Selling, general and administrative	144.8	141.3	442.7	407.9
Research and development	56.2	52.1	172.4	162.7
Other charges, net	3.0	2.1	23.0	9.5
Total operating expenses	204.0	195.5	638.1	580.1
Operating income	131.3	113.2	301.7	287.9
Interest and other income (expense), net	(2.0)	(4.4)	(8.8)	(13.8)
Income before income taxes, equity in income of unconsolidated investee, net of tax, and noncontrolling interests in consolidated subsidiaries	129.3	108.8	292.9	274.1
Income tax provision	41.2	20.7	93.0	69.5
Equity in income of unconsoldiated investee, net of tax	0.3	—	0.3	—
Consolidated net income	88.4	88.1	200.2	204.6
Net income attributable to noncontrolling interests in consolidated subsidiaries	0.3	1.0	1.0	3.2
Net income attributable to Bruker Corporation	$88.1	$87.1	$199.2	$201.4
Net income per common share attributable to Bruker Corporation shareholders:
Basic	$0.60	$0.58	$1.34	$1.33
Diluted	$0.59	$0.57	$1.33	$1.32
Weighted average common shares outstanding:
Basic	147.8	151.4	149.1	151.5
Diluted	148.6	152.8	149.9	153.0

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Cash flows from operating activities:
Consolidated net income	$88.4	$88.1	$200.2	$204.6
Adjustments to reconcile consolidated net income to cash flows from operating activities:
Depreciation and amortization	21.0	22.2	64.3	66.1
Stock-based compensation expense	5.3	4.2	23.0	11.9
Deferred income taxes	(17.5)	(2.7)	(25.7)	(6.5)
Other non-cash expenses, net	7.9	4.0	11.8	24.8
Changes in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable	(35.3)	(39.2)	(39.7)	(47.7)
Inventories	(34.5)	(13.0)	(139.1)	(81.3)
Accounts payable and accrued expenses	17.6	32.9	0.3	45.9
Income taxes payable, net	27.1	(40.4)	10.6	(33.4)
Deferred revenue	(2.4)	(0.6)	14.0	19.4
Customer advances	(8.3)	(11.3)	(3.5)	(9.5)
Other changes in operating assets and liabilities, net	0.2	(20.3)	(13.3)	(50.5)
Net cash provided by operating activities	69.5	23.9	102.9	143.8
Cash flows from investing activities:
Purchases of short-term investments	—	—	—	(48.0)
Maturity of short-term investments	—	0.7	100.0	0.7
Cash paid for strategic investments	(2.7)	(0.5)	(40.8)	(0.5)
Cash paid for acquisitions, net of cash acquired	(0.1)	(41.0)	(85.5)	(45.0)
Purchases of property, plant and equipment	(57.7)	(16.3)	(94.6)	(63.6)
Proceeds from sales of property, plant and equipment	—	1.6	13.8	4.0
Net proceeds from cross currency swap agreements	2.9	7.1	4.8	8.6
Net cash used in investing activities	(57.6)	(48.4)	(102.3)	(143.8)
Cash flows from financing activities:
Repayment of other debt, net	(0.3)	(0.2)	(1.2)	(1.8)
Repayment of 2012 Note Purchase Agreement	—	—	(105.0)	—
Repayment of 2019 Note Purchase Agreement	(0.8)	—	(2.3)	—
Proceeds from issuance of common stock, net	(2.5)	3.7	0.8	5.9
Payment of contingent consideration	3.1	—	(1.7)	(0.4)
Payment of dividends to common shareholders	(7.4)	(6.1)	(22.4)	(18.2)
Repurchase of common stock	(70.9)	—	(236.8)	(71.1)
Purchase of minority interest	(3.2)	—	(10.6)	—
Net cash used in financing activities	(82.0)	(2.6)	(379.2)	(85.6)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(26.9)	(8.1)	(63.8)	(23.4)
Net change in cash, cash equivalents and restricted cash	(97.0)	(35.2)	(442.4)	(109.0)
Cash, cash equivalents and restricted cash at beginning of period	726.3	611.7	1,071.7	685.5
Cash, cash equivalents and restricted cash at end of period	$629.3	$576.5	$629.3	$576.5

Bruker Corporation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(unaudited and in millions, except per share data)

Reconciliation of Non-GAAP Operating Income, Non-GAAP Profit Before Tax, Non-GAAP Net Income and Non-GAAP Earnings Per Share

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
GAAP operating income	$131.3	$113.2	$301.7	$287.9
Non-GAAP adjustments:
Restructuring costs	0.2	1.1	4.4	5.2
Acquisition-related costs	1.8	0.7	15.4	3.9
Purchased intangible amortization	8.9	9.2	27.5	27.2
Other costs	1.0	1.2	7.7	2.2
Total Non-GAAP adjustments:	11.9	12.2	55.0	38.5
Non-GAAP operating income	$143.2	$125.4	$356.7	$326.4
Non-GAAP operating margin	22.4%	20.6%	19.6%	18.8%

Non-GAAP interest & other expense, net	(1.9)	(4.4)	(10.4)	(13.8)
Non-GAAP profit before tax	141.3	121.0	346.3	312.6

Non-GAAP income tax provision	(43.0)	(23.2)	(105.8)	(78.7)
Non-GAAP tax rate	30.4%	19.2%	30.6%	25.2%

Minority interest	(0.3)	(1.0)	(1.0)	(3.2)
Non-GAAP net income attributable to Bruker	98.0	96.8	239.5	230.7

Weighted average shares outstanding (diluted)	148.6	152.8	149.9	153.0

Non-GAAP earnings per share	$0.66	$0.63	$1.60	$1.51

Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
GAAP gross profit	$335.3	$308.7	$939.8	$868.0
Non-GAAP adjustments:
Restructuring costs	(0.3)	0.2	1.1	1.6
Acquisition-related costs	0.1	0.1	0.3	0.1
Purchased intangible amortization	4.5	5.3	13.5	15.0
Other costs	0.2	0.6	3.1	0.1
Total Non-GAAP adjustments:	4.5	6.2	18.0	16.8
Non-GAAP gross profit	$339.8	$314.9	$957.8	$884.8
Non-GAAP gross margin	53.2%	51.7%	52.6%	51.0%

Reconciliation of GAAP Selling, General and Administrative (SG&A) Expenses to Non-GAAP SG&A Expenses

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
GAAP SG&A expenses	$144.8	$141.3	$442.7	$407.9
Non-GAAP adjustments:
Purchased intangible amortization	(4.4)	(3.9)	(14.0)	(12.2)
Non-GAAP SG&A expenses	$140.4	$137.4	$428.7	$395.7

Bruker Corporation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - Continued

(unaudited and in millions, except per share data)

Reconciliation of GAAP Interest and Other Income (Expense), net to Non-GAAP Interest and Other Income (Expense), net

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
GAAP interest and other income (expense), net	$(2.0)	$(4.4)	$(8.8)	$(13.8)
Non-GAAP adjustments:
Strategic investments related adjustments	0.1	—	(1.6)	—
Non-GAAP interest and other income (expense), net	$(1.9)	$(4.4)	$(10.4)	$(13.8)

Reconciliation of GAAP Tax Rate to Non-GAAP Tax Rate

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
GAAP tax rate	31.9%	19.0%	31.8%	25.4%
Non-GAAP adjustments:
Tax impact of non-GAAP adjustments	-1.1%	-0.4%	-0.6%	-0.4%
Other discrete items	-0.4%	0.6%	-0.6%	0.2%
Total non-GAAP adjustments:	-1.5%	0.2%	-1.2%	-0.2%
Non-GAAP tax rate	30.4%	19.2%	30.6%	25.2%

Reconciliation of GAAP Earnings Per Share to Non-GAAP Earnings Per Share (Diluted)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
GAAP earnings per share (diluted)	$0.59	$0.57	$1.33	$1.32
Non-GAAP adjustments:
Restructuring costs	—	0.01	0.03	0.03
Acquisition-related costs	0.01	—	0.10	0.03
Purchased intangible amortization	0.06	0.06	0.18	0.18
Other costs	0.02	0.01	0.05	0.01
Income tax rate differential	(0.02)	(0.02)	(0.09)	(0.06)
Total non-GAAP adjustments:	0.07	0.06	0.27	0.19
Non-GAAP earnings per share (diluted)	$0.66	$0.63	$1.60	$1.51

Reconciliation of GAAP Operating Cash Flow to Non-GAAP Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
GAAP operating cash flow	$69.5	$23.9	$102.9	$143.8
Non-GAAP adjustments:
Purchases of property, plant and equipment	(57.7)	(16.3)	(94.6)	(63.6)
Non-GAAP free cash flow	$11.8	$7.6	$8.3	$80.2

Bruker Corporation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - Continued

(unaudited and in millions, except per share data)

Reconciliation of Non-GAAP Return on Invested Capital (ROIC)

	Trailing Twelve Months Ended September 30, 2022	Trailing Twelve Months Ended September 30, 2021
Non-GAAP operating income	$500.5	$467.5
Less: non-GAAP income tax provision	(153.2)	(121.4)
Non-GAAP operating income after tax	$347.3	$346.1

Average total invested capital
Average long-term debt	$929.1	$775.2
Average current portion of long-term debt	63.3	55.6
Average total shareholders' equity	1,021.8	1,026.3
Less: average cash and cash equivalents	(599.6)	(570.1)
Average total invested capital	$1,414.6	$1,287.0

Return on invested capital (ROIC)	24.6%	26.9%

Bruker Corporation

REVENUE

(unaudited and in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue by group:
Bruker BioSpin	$175.7	$186.5	$493.3	$494.4
Bruker CALID	207.5	194.2	601.0	579.9
Bruker Nano	199.1	174.9	559.8	504.6
BEST	59.3	57.0	178.2	166.0
Eliminations	(2.7)	(3.7)	(10.0)	(10.5)
Total revenue	$638.9	$608.9	$1,822.3	$1,734.4

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue by end customer geography:
United States	$191.8	$163.2	$518.3	$442.0
Europe	203.6	210.9	603.1	646.3
Asia Pacific	196.7	191.6	562.1	525.8
Other	46.8	43.2	138.8	120.3
Total revenue	$638.9	$608.9	$1,822.3	$1,734.4

Reconciliation of GAAP Reported Revenue Growth to Organic Revenue Growth

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	Total Bruker		Total Bruker
GAAP revenue as of prior comparable period	$608.9	$511.4	$1,734.4	$1,360.0
Non-GAAP adjustments:
Acquisitions and divestitures	7.6	1.3	22.7	6.3
Organic	77.4	91.0	185.7	307.4
Currency	(55.0)	5.2	(120.5)	60.7
Total Non-GAAP adjustments:	30.0	97.5	87.9	374.4
GAAP revenue	$638.9	$608.9	$1,822.3	$1,734.4
Revenue growth	4.9%	19.1%	5.1%	27.5%
Organic revenue growth	12.7%	17.8%	10.7%	22.6%

Bruker Corporation

REVENUE - Continued

(unaudited and in millions)

Reconciliation of GAAP Reported Revenue Growth to Organic Revenue Growth - Continued

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	Bruker Scientific Instruments (1)		Bruker Scientific Instruments (1)
GAAP revenue as of prior comparable period	$555.6	$470.5	$1,578.9	$1,235.3
Non-GAAP adjustments:
Acquisitions and divestitures	7.6	1.3	22.7	6.3
Organic	66.6	79.0	156.6	283.4
Currency	(47.5)	4.8	(104.1)	53.9
Total non-GAAP adjustments:	26.7	85.1	75.2	343.6
GAAP revenue	$582.3	$555.6	$1,654.1	$1,578.9
Revenue growth	4.8%	18.1%	4.8%	27.8%
Organic revenue growth	12.0%	16.8%	9.9%	22.9%

(1) Bruker Scientific Instruments (BSI) revenue reflects the sum of the BSI Life Science and the BSI Nano Segments as presented in our 2021 10K.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	BEST, net of Intercompany Eliminations		BEST, net of Intercompany Eliminations
GAAP revenue as of prior comparable period	$53.3	$40.9	$155.5	$124.7
Non-GAAP adjustments:
Organic	10.8	12.0	29.1	24.0
Currency	(7.5)	0.4	(16.4)	6.8
Total non-GAAP adjustments:	3.3	12.4	12.7	30.8
GAAP revenue	$56.6	$53.3	$168.2	$155.5
Revenue growth	6.2%	30.3%	8.2%	24.7%
Organic revenue growth	20.3%	29.3%	18.7%	19.2%